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                                                                   EXHIBIT 99.8

                           MATRIX PHARMACEUTICAL, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")

                             ENROLLMENT/CHANGE FORM
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   SECTION 1:         Action                                                   Complete Sections:
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ACTION                / /    New Enrollment                                    2, 3, 7 and sign attached Stock Purchase Agreement
                      / /    Change Payroll Deduction                          2, 4, 7
                      / /    Terminate Payroll Deductions                      2, 5, 7
------------------    / /    Leave of Absence                                  2, 6, 7
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   SECTION 2:        Name
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PERSONNEL                                   Last                            First              MI              Dept.
DATA

                    Home Address
                                  ------------------------------------------------------------------------
                                                                   Street

                                  ---------------------------------- -------------------- ----------------
                                                  City                      State            Zip Code

                    Social Security #      /  /  /  / - /  /  / - /  /  /  /  /
                                           -- -- --     -- --     -- -- -- --
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   SECTION 3:         Effective with the Purchase                       Payroll Deduction Amount:  _______% of my cash earnings*
------------------    Interval Beginning:


NEW ENROLLMENT        / /    February 1, ______                         * Must be a multiple of 1% up to a maximum of 15% of cash
                      / /    August 1, ______                           earnings
                      / /    Initial Offering Period
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   SECTION 4:         Effective with the                                      I authorize the following new level of payroll
------------------    Pay Period Beginning:                                   deduction: ________% of  my cash earnings*
CHANGE                                     ----------------------------------
PAYROLL                                           Month, Day and Year         * Must be a multiple of 1% up to a maximum of 15%
DEDUCTIONS                                                                    of cash earnings

                      NOTE:     You may reduce your rate of payroll deductions once per purchase interval to become effective
                      ----      as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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   SECTION 5:         Effective with the                                      Your election to terminate your payroll
------------------    Pay Period Beginning:                                   deductions for the balance of the offering period
TERMINATE                                  ---------------------------------  cannot be changed, and you may not rejoin the
PAYROLL                                           Month, Day and Year         current offering period at a later date. You will
DEDUCTIONS                                                                    not be able to resume participation in the ESPP
                                                                              until a new 2-year offering period begins.

                      In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:
                      / /    Purchase shares of Matrix Pharmaceutical, Inc. at end of the interval
                                                            OR
                      / /    Refund ESPP payroll deductions collected
                      NOTE:     If your employment terminates for any reason or your eligibility status changes (< 20 hrs/wk or
                      ----      < 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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   SECTION 6:         In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll
------------------    deductions to date in the current purchase Interval:
LEAVE OF              / /   Purchase shares of Matrix Pharmaceutical, Inc. at end of the interval
ABSENCE                     OR
                      / /   Refund ESPP payroll deductions collected

                      NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.
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   SECTION 7:
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AUTHORIZATION         I HEREBY AUTHORIZE THE SPECIFIC ACTION OR ACTIONS INDICATED ABOVE.


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                        Date                                                               Signature of Employee
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